                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5611
pgeist@aipc.com

For Immediate Release

                 AMERICAN ITALIAN PASTA COMPANY TO HOST INVESTOR
              CONFERENCE CALL TO REVIEW 2008 FISCAL YEAR AND OFFER
                            GENERAL BUSINESS UPDATE

                   COMPANY ALSO ANNOUNCES ANNUAL MEETING DATE

KANSAS  CITY,  MO.,   December  4,  2008  --  American   Italian  Pasta  Company
(NASDAQ:AIPC),  the  largest  producer  of dry  pasta  in North  America,  today announced  that it will host a  conference  call prior to the market  opening on
Thursday,  December 11, 2008 at 8:00 a.m.  Central Time (9:00 a.m. Eastern Time)
to review  fiscal year 2008  results and offer a general  business  update.  The toll-free  conference  call-in number is 1-877-795-3599  and  1-719-325-4778 for
International callers. The password is 3476665.

For those  unable to  attend  the live  broadcast,  a replay  will be  available through  midnight  Friday,  December  26,  2008.  To listen to the  replay,  the toll-free call-in number is 1-888-203-1112  and 1-719-457-0820 for International
callers. The replay password is 3476665.

Annual Meeting

The  Company  also  announced  that its  Board of  Directors  has set  Thursday,
February 19, 2009 as the date for the Company's annual meeting. The meeting will be held at 10:00 a.m.  Central Time at the offices of Husch  Blackwell  Sanders,
4810 Main Street, Kansas City, Missouri 64112. The record date for voting at the annual meeting is January 5, 2009. Any shareholder  wanting to submit a proposal for  consideration  at  the  annual  meeting  should  submit  such  proposal  in compliance with the Company's  bylaws no later than December 19, 2008 to: Robert
Schuller,  Corporate Secretary,  4100 N. Mulberry Drive, Suite 200, Kansas City,
Missouri 64116, or email to bschuller@aipc.com.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

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